SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14488	76-0025431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10811 S. Westview Circle Building C, Ste. 100 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 881-8900

(Former Name or Former Address, if Changed Since Last Report)

CURRENT REPORT ON FORM 8-K

SEITEL, INC.

July 26, 2004

Item 4. Changes in Registrant’s Certifying Accountants.

Ernst & Young LLP (“E&Y”) has served as independent accountants and has audited the consolidated financial statements of Seitel, Inc., a Delaware corporation, for each of the four years ended December 31, 2003. On July 26, 2004, E&Y informed Seitel that it would resign as independent accountants for Seitel following the filing of Seitel’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, as a result of E&Y’s annual review of E&Y’s client portfolio. E&Y did not consult with Seitel’s audit committee regarding the foregoing and, therefore, Seitel’s audit committee did not recommend or approve E&Y’s decision to so advise Seitel. Seitel’s audit committee has commenced an immediate search for a new independent accountant.

In connection with the audits of Seitel’s consolidated financial statements for the two most recent fiscal years ended December 31, 2003 and the subsequent interim period through July 26, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The audit reports of E&Y on Seitel’s consolidated financial statements as of and for the years ended December 31, 2003 and 2002 contained a qualification stating:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Notes A and B in the accompanying consolidated financial statements, on July 21, 2003, the Company and its wholly-owned U.S. subsidiaries filed voluntary petitions under Chapter 11 of the Unites States Bankruptcy Code. Management’s reorganization plans are also described in Note B. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustment to reflect the possible future effects on the recovery of assets or the amounts of liabilities that may result from the outcome of this uncertainty.”

Other than such qualification as to uncertainty as a going concern, the aforementioned audit reports of E&Y did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

During Seitel’s two most recent fiscal years and the subsequent interim period preceding E&Y’s resignation, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K, except as follows:

As previously disclosed in Amendment No. 1 on Form 10-Q/A to Seitel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and in Seitel’s Registration Statement on Form S-1 (No. 333-113446) (the “Registration Statement”), in connection with its post-audit review procedures with respect to the Registration Statement, in May 2004 E&Y advised Seitel’s then audit committee and management of an item that E&Y considered to be a reportable condition and material weakness in Seitel’s internal controls under standards established by the American Institute of Certified Public Accountants. E&Y reported that during the first quarter of 2004, AICPA Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”), required an adjustment of $1 million of deferred issue costs in respect of Seitel’s $255 million outstanding principal amount of senior unsecured notes. Specifically, Seitel concluded and E&Y concurred that such deferred issue costs should have been accelerated and expensed at the time the senior notes became a claim “allowed” by the bankruptcy court on March 30, 2004. Additionally, certain pre-petition claims totaling $426,000 which Seitel disputes and that are not probable of resulting in allowed claims should have been correspondingly reduced at March 31, 2004. Seitel amended its Form 10-Q for the quarter ended March 31, 2004 to reflect these adjustments. The requirement to adjust the financial statements for the quarter ended March 31, 2004 was viewed by E&Y as requiring the issuance of a Report on Reportable Conditions and therefore classified with respect solely to that issue, as a material weakness in Seitel’s internal controls.

These matters were discussed and reviewed among management, Seitel’s then audit committee and E&Y. Seitel assigned the highest priority to addressing these matters and believes that it has implemented appropriate procedures to ensure that any such weakness that existed in the past does not recur in the future. To strengthen Seitel’s internal monitoring and oversight function, and to further enhance its internal accounting and reporting functions, Seitel hired a new chief financial officer in May 2004 with extensive corporate finance and accounting experience and plans to continue to add additional staff in its internal accounting department. Seitel’s professional accounting staff participates in continuing professional education as required by their applicable licensing authority. Seitel’s then audit committee and its principal financial and accounting officers undertook an extensive review of SOP 90-7, as well as relevant accounting literature and technical journals on the subject, with E&Y to ensure full awareness and understanding of the provisions and applications of SOP 90-7, and such officers reviewed their reporting and certification obligations under the Exchange Act and the Sarbanes Oxley Act of 2002 and consulted in that report with Seitel’s outside counsel. As a matter of practice in connection with and prior to the filing of all future periodic reports, Seitel’s principal financial officer and principal executive officer intend to specifically review with Seitel’s new audit committee and with Seitel’s outside auditors the application of all accounting policies applicable to Seitel. Seitel’s corporate finance and accounting personnel also determined that if any necessary revisions or changes to reported financial information arises in the future because of the application of future accounting principles, such matters promptly will be brought to the attention of Seitel’s internal general counsel and its external counsel to facilitate all required disclosure in a timely manner. Therefore, in light of the foregoing, Seitel’s management believes that any weakness that existed in the past has been corrected and that appropriate prophylactic procedures have been implemented.

Seitel provided E&Y with a copy of the foregoing disclosures and requested in writing that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The confirming letter from E&Y is attached hereto as Exhibit 16.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

16.1	Letter from Ernst & Young LLP, dated July 29, 2004, regarding change in certifying accountant.

99.1	Press release of Seitel, Inc., dated July 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.

Date: July 29, 2004	By:	/s/ Robert D. Monson
	Name:	Robert D. Monson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP, dated July 29, 2004, regarding change in certifying accountant.

99.1	Press release of Seitel, Inc., dated July 30, 2004.